UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 9, 2013

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Changes

On February 9, 2013, the Compensation Committee also approved salary increases, effective as of January 1, 2013, for Steven LaMonte from $425,000 to $445,000 and Lori Varlas from $400,000 to $420,000. The Committee also determined that Mr. Brown’s annual salary should be reduced to $390,000 per year effective February 11, 2013, to reflect that although he will continue as an employee and Chairman of the Board he will no longer be the Chief Executive Officer. The Committee will review Mr. Brown’s salary and the other elements of his compensation package later in the year at a time when the Committee is in a better position to assess the scope of Mr. Brown’s new role, the changes in that role over time and the performance of Mr. Brown in that role.

Stock Options

The performance-based stock options granted from fiscal 2008 to fiscal 2011 vest in five equal annual installments commencing one year from the date of grant. Twenty percent of each award vests subject to the satisfaction of certain annual or cumulative performance targets for each of the five fiscal years starting with the year of grants. The performance targets are (i) earnings before interest and taxes adjusted for acquisitions and divestitures, non-recurring income or expense and other adjustments determined by the Committee (the “Adjusted EBIT”) and (ii) net controllable assets, which is intended to award employees for reductions in average working capital (the “Net Controllable Assets”).

If at the end of a fiscal year, any of the following was achieved, 20% of the shares relating to the Company target shall vest and become exercisable on the anniversary of the grant date following such fiscal year: (i) Adjusted EBIT is greater than the target floor and Net Controllable Assets is less than the target ceiling; or (ii) Adjusted EBIT is greater than the target floor by an amount which exceeds twenty percent (20%) of the amount by which Net Controllable Assets are above the target ceiling; or (iii) Adjusted EBIT is below the target floor by an amount that is less than twenty percent (20%) of the amount by which Net Controllable Assets are below the target ceiling. If the targets in a particular year are not met, the employee can still vest in the options in subsequent years if the Company’s cumulative performance exceeds the cumulative targets. The Committee has the sole and absolute discretion to determine whether and the extent to which performance goals have been achieved.

On February 9, 2013, the Committee determined that for options granted to the named executive officers in fiscal 2008, 2009, 2010 and 2011, 100%, 0%, 0% and 0%, respectively, of the fiscal 2012 Company performance targets were satisfied. The 2008 target was satisfied as a result of the cumulative performance. When determining whether the Adjusted EBIT performance targets for fiscal 2012 were satisfied, the Committee used its discretion to exclude certain positive and negative items netting approximately $18.3 million for fiscal 2008 awards, approximately $15.5 million for fiscal 2009 awards, approximately $9.0 million for fiscal 2010 awards and approximately $12.1 million for fiscal 2011 awards. The majority of the adjustments related to $12.1 million of additional expense incurred related to the transformation activities.

Because each option award includes performance targets for five future years, it is necessary for the Committee to review the actual EBIT and Net Controllable Assets for each completed fiscal year to exclude positive and negative items that were unanticipated when the targets were established and for items that are not reflective of on-going business operations. Some of these adjustments may be one-time events and others may impact the performance targets for the remaining performance periods. The adjustments applied to all outstanding performance options, including those held by the named executive officers.

Set forth below are the annual and cumulative performance targets for fiscal 2012 with respect to the options granted in fiscal 2008, 2009, 2010 and 2011, along with the actual as-adjusted amounts achieved as a result of the Company’s performance (in millions of dollars).

	Fiscal 2012
	Annual		Cumulative
	Target	Actual	Target	Actual
Fiscal 2008 Awards
Adjusted EBIT	$162.0	$92.7	$666.0	$589.2
Net Controllable Assets	$733.2	$608.5	$3,507.2	$3,022.0
Fiscal 2009 Awards
Adjusted EBIT	$162.0	$89.9	$561.0	$466.7
Net Controllable Assets	$710.0	$608.5	$2,725.0	$2,313.7
Fiscal 2010 Awards
Adjusted EBIT	$148.0	$83.4	$414.0	$311.3
Net Controllable Assets	$620.0	$608.5	$1795.0	$1,716.7
Fiscal 2011 Awards
Adjusted EBIT	$148.0	$86.5	$286.0	$182.7
Net Controllable Assets	$620.0	$608.5	$1,220.0	$1,197.0

The following table reflects the percentage of the performance targets satisfied or waived for each fiscal year and the total percentage earned to date for each performance-based option award:

	Percentage of Performance Targets Satisfied or Waived					Percentage of Options Earned To Date
	Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012
Fiscal 2008 Awards	100%	100%	100%	100%	100%	100%
Fiscal 2009 Awards	—	100%	100%	100%	80%	76%
Fiscal 2010 Awards	—	—	100%	80%	80%	52%
Fiscal 2011 Awards	—	—	—	80%	80%	32%

The Company performance targets have been fully satisfied for the fiscal 2008 grants. Based on the percentage of the Company performance targets that have been satisfied to date, the Committee currently believes that it is probable that the remaining Company performance targets with respect to the fiscal 2009 grants will be satisfied, but there is a significant probability that the remaining Company targets with respect to the fiscal 2010 and 2011 grants may not be satisfied. Executives must generally be employed by the Company at the time of vesting to exercise the options.

Option Grant for John Ranelli

On February 11, 2013, the Committee granted Mr. Ranelli, effective on February 11, 2013, (a) non-qualified options to purchase 206,612 shares of Class A stock at an exercise price equal to $8.93 per share, which is equal to the closing price of the Class A stock on February 11, 2013 (the effective date of his employment agreement) and (b) premium-priced non-qualified options to purchase 418,410 shares of Class A Stock in tranches of 209,205 shares at $12.50 per share and 209,205 shares at $15.00 per share. The options will vest annually over four years and will otherwise be subject to the Company’s standard form of stock option agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 11, 2013, at the Annual Meeting, the following proposals were submitted to the stockholders:

1.	The election of seven directors to serve until the 2014 Annual Meeting and until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013.

For more information about the foregoing proposals, see the Company’s proxy statement dated January 7, 2013, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Common Stock are entitled to one vote per share and holders of the Company’s Class B Stock are entitled to the lesser of ten votes per share or 49% of the total number of votes of Common Stock and Class B Stock which are voted for a director or on a proposal. Holders of the Company’s Common Stock and holders of the Company’s Class B Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal One:

The following individuals were elected to serve as directors until the Company’s next annual meeting and until their respective successors are elected and qualified by the votes set forth in the following table:

Director Nominee	For	Withheld	Broker Non-Votes
William E. Brown	13,563,501	5,558,345	1,172,999
Brooks M. Pennington III	13,579,575	5,542,877	1,172,999
John B. Balousek	12,998,986	6,101,557	1,172,999
David N. Chichester	14,373,263	4,779,140	1,172,999
Alfred A. Piergallini	14,374,996	4,777,472	1,172,999
John R. Ranelli	13,506,928	5,612,783	1,172,999
M. Beth Springer	18,503,843	804,431	1,172,999

Proposal Two:

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
20,256,975	77,531	472,311	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

Dated: February 14, 2013